Exhibit 8.1

ABB Ltd, Consolidated subsidiaries (excluding dormant subsidiaries) as per December 31, 2014

Country	Name	ABB Interest %
Algeria	ABB Algeria SpA Asea Brown Boveri	100.00
Algeria	ABB Algerie Produits SpA	70.00
Algeria	SARPI - Société Algérienne pour la réalisation de projets industriels	50.00
Angola	Asea Brown Boveri Electrica SGPS (Angola) Limitada	100.00
Argentina	ABB S.A.	100.00
Australia	ABB Australia Pty Limited	100.00
Australia	ABB Finance (Australia) Pty Limited	100.00
Australia	ABB Group Holdings Pty. Ltd.	100.00
Australia	ABB Group Investment Management Pty. Ltd.	100.00
Australia	Bruce McNaught and Associates Pty Ltd	100.00
Australia	Comlabs Systems Pty Ltd	100.00
Australia	EAM Software Finance Pty Ltd	100.00
Australia	EAM Software Holdings Pty Ltd	100.00
Australia	EnergyPoint IRM Pty Ltd	75.00
Australia	Karjeni Pty Ltd	100.00
Australia	Mincom eBusiness Pty Ltd	100.00
Australia	Mincom Professional Services Pty Ltd	100.00
Australia	Power-One Energy Solutions Pty Ltd.	100.00
Australia	Thomas & Betts Australasia Pty. Ltd.	100.00
Australia	Ventyx International Pty Ltd	100.00
Australia	Ventyx Managed Services Pty Ltd	100.00
Australia	Ventyx Pty Ltd.	100.00
Austria	ABB AG	100.00
Austria	PMA GmbH	100.00
Bahrain	ABB Technologies W.L.L.	100.00
Bangladesh	ABB Limited	100.00
Belgium	ABB N.V.	100.00
Belgium	Thomas & Betts Benelux BVBA	100.00
Belgium	Thomas & Betts European Centre S.A.	100.00
Bolivia, Plurinational State of	Asea Brown Boveri Ltda.	99.98
Botswana	ABB (Pty) Ltd.	100.00
Brazil	ABB Ltda.	100.00
Bulgaria	ABB Avangard AD	99.85
Bulgaria	ABB Bulgaria EOOD	100.00
Cameroon	Asea Brown Boveri S.A.	99.99
Canada	ABB Inc.	100.00
Canada	ABB ONTARIO INC.	100.00
Canada	Baldor Electric Canada Inc.	100.00
Canada	Baldor Motors and Drives (Alberta) Ltd. (Alberta)	100.00
Canada	Baldor Quebec Atlantique Inc.	100.00
Canada	Canadian Electro Drives (2009) Ltd. (British columbia)	100.00
Canada	Power-One Renewable Energy Solutions Canada, Inc	100.00
Canada	Thomas & Betts Limited	100.00
Chile	ABB S.A.	100.00
China	ABB (China) Ltd.	100.00
China	ABB Bailey Beijing Engineering Co. Ltd.	51.00
China	ABB Beijing Drive Systems Co. Ltd.	90.00
China	ABB Chongqing Transformer Company Ltd.	62.20
China	ABB DATONG Traction Transformers Co., Ltd.	50.00
China	ABB Electrical Machines Ltd.	100.00
China	ABB Engineering (Shanghai) Ltd.	100.00
China	ABB Generators Ltd.	51.00
China	ABB Genway Xiamen Electrical Equipment Co. Ltd.	70.00
China	ABB Guangdong Sihui Instrument Transformer Co. Ltd.	100.00
China	ABB Hefei Transformer Co. Ltd.	100.00
China	ABB High Voltage Switchgear (Xiamen) Company Ltd.	51.00
China	ABB High Voltage Switchgear Co. Ltd.	60.00
China	ABB Jiangjin Turbo Systems Company Limited	61.00
China	ABB Jiangsu Jingke Instrument Transformer Co., Ltd.	70.00
China	ABB LV Installation Materials Co. Ltd. Beijing	85.70
China	ABB Microunion Traction Equipment Limited	50.00

China	ABB Power Equipment (Xiamen) Co., Ltd.		100.00
China	ABB Shanghai Free Trade Zone Industrial Co., Ltd.		100.00
China	ABB Shanghai Motors Co. Ltd.		75.00
China	ABB Shanghai Transformer Co. Ltd.		51.00
China	ABB Sifang Power System Co. Ltd.		50.00
China	ABB Silver Star Shenzhen Surge Arrestor Co., Ltd.		60.00
China	ABB Tianjin Switchgear Co., Ltd.		60.00
China	ABB Xi’an High Power Rectifier Company Limited		100.00
China	ABB Xi’an Power Capacitor Company Limited		100.00
China	ABB Xiamen Corporation Management Service Co., Ltd.		100.00
China	ABB Xiamen Electrical Controlgear Co. Ltd.		80.00
China	ABB Xiamen Energy Conservation Service Company Ltd.		100.00
China	ABB Xiamen Low Voltage Equipment Co. Ltd.		100.00
China	ABB Xiamen Switchgear Co. Ltd.		64.30
China	ABB Xinhui Low Voltage Switchgear Co. Ltd.		90.00
China	ABB Zhongshan Transformer Company Ltd.		51.00
China	Baldor Electric (Shanghai) Company Ltd.		100.00
China	Comem (Hefei) Transformers Equipments Ltd		100.00
China	Hangzhou Winmation Automation Company Limited		100.00
China	Maska Power Transmission (Changzhou) Co.Ltd.		100.00
China	Power-One Renewable Energy (China) Co. Ltd.		100.00
China	Shantou Winride Switchgear Co., Ltd.		70.00
China	Yangzhou SAC Switchgear Co., Ltd		55.00
Colombia	ABB Ltda.		100.00
Congo, Democratic Republic of the	ABB SARL		100.00
Cote d’Ivoire	ABB Technology SA		99.40
Croatia	ABB Ltd.		100.00
Czech Republic	ABB s.r.o.		100.00
Denmark	ABB A/S		100.00
Ecuador	ABB Ecuador S.A.		96.87
Egypt	ABB Construction (ABACON) S.A.E.		100.00
Egypt	ABB for Electrical Industries (ABB ARAB) S.A.E.		100.00
Egypt	ABB For Feeding Industries SAE		100.00
Egypt	ABB Transformers S.A.E.		65.00
Egypt	ABB Turbochargers S.A.E.		100.00
Egypt	Asea Brown Boveri S.A.E.		100.00
El Salvador	ABB S.A. de CV		100.00
Estonia	ABB AS		100.00
Finland	ABB Oy		100.00
Finland	Kajaani Process Measurements Ltd.		100.00
France	ABB France		99.83
France	ABB S.A.		100.00
France	Drilling Technical Supply S.A.		100.00
France	Kaufel S.A.		100.00
France	L’Ebenoid		100.00
France	Newron System SA		100.00
France	PMA France S.A.R.L.		100.00
France	Striebel & John France S.A.R.L.	.	51.00
France	Ventyx France S.A.		100.00
Germany	ABB abService GmbH		100.00
Germany	ABB AG		100.00
Germany	ABB Ausbildungszentrum Berlin GmbH		100.00
Germany	ABB Automation GmbH		100.00
Germany	ABB Automation Products GmbH		100.00
Germany	ABB Bauprojektmanagement GmbH		100.00
Germany	ABB Beteiligungs- und Verwaltungsges. mbH		100.00
Germany	ABB Beteiligungs-Management GmbH		100.00
Germany	ABB Beteiligungsgesellschaft mbH		100.00
Germany	ABB Business Services GmbH		100.00
Germany	ABB Grundbesitz GmbH		100.00
Germany	ABB Kaufel GmbH		100.00
Germany	ABB Logistics Center Europe GmbH		100.00
Germany	ABB Stotz-Kontakt GmbH		100.00
Germany	ABB Stotz-Kontakt/Striebel & John Vertriebsges. mbH		75.50
Germany	ABB Training Center GmbH & Co. KG		100.00

Germany	ABB Wirtschaftsbetriebe GmbH	100.00
Germany	Busch-Jaeger Elektro GmbH	100.00
Germany	Hartmann & Braun Grundstücksverwaltungs GmbH	100.00
Germany	Lorentzen & Wettre GMBH	100.00
Germany	PMA Deutschland GmbH	100.00
Germany	Power-One GmbH	100.00
Germany	Pucaro Elektro-Isolierstoffe GmbH	100.00
Germany	Striebel & John GmbH & Co. KG	51.00
Germany	Striebel Vermögensverwaltungsges. mbH	51.00
Ghana	ABB Power & Automation Limited	100.00
Greece	Asea Brown Boveri S.A.	100.00
Greece	Power-One Renewable Energy Solutions Greece S.A.	100.00
Guernsey	ABB Equity Limited	100.00
Guernsey	ABB ESAP Limited	100.00
Guernsey	ABB Insurance Limited	100.00
Guernsey	ABB LTIP Limited	100.00
Guernsey	ABB Transinvest Limited	100.00
Hong Kong	ABB (Hong Kong) Ltd.	100.00
Hong Kong	ABB Holding Ltd.	100.00
Hong Kong	ABB Turbo Systems (Hong Kong) Limited	61.00
Hong Kong	LMS Asia Limited	100.00
Hong Kong	Newave Energy Hong Kong Ltd.	60.00
Hungary	ABB Engineering Trading and Service Ltd.	100.00
Hungary	Thomas & Betts Gyártó Kft.	100.00
India	ABB Global Industries and Services Limited	100.00
India	ABB India Limited	75.00
Indonesia	PT ABB Sakti Industri	60.00
Iraq	Iraq Technology for Advanced Energy LLC	100.00
Ireland	ABB Limited	100.00
Israel	ABB Technologies Ltd.	99.99
Israel	Power-One Renewable Energy Solutions Israel Ltd.	99.99
Italy	ABB S.p.A.	100.00
Italy	Intermagnetics Srl	100.00
Italy	Italtrasfo Srl	100.00
Italy	PMA Italia S.R.L.	100.00
Italy	Power-One Italy S.p.A.	100.00
Italy	Terman 2014 Srl	100.00
Italy	Thomas & Betts Italy Sales S.R.L.	100.00
Italy	Trasfo Real Estate Srl	100.00
Japan	ABB Bailey Japan Limited	51.00
Japan	ABB K.K.	100.00
Japan	Turbo Systems United Co. Ltd.	60.00
Jordan	ABB Limited/Jordan LLC.	100.00
Jordan	ABB Near East Trading Ltd.	95.00
Kazakhstan	ABB LLP.	100.00
Kazakhstan	CJSC Energia Kazakh Scientific Research Institute of Energy	93.74
Kenya	ABB Limited	100.00
Korea, Republic of	ABB Ltd.	100.00
Kuwait	ABB Engg. Technologies Co. (KSCC)	49.00
Latvia	ABB SIA	100.00
Lithuania	ABB UAB	100.00
Malaysia	ABB Holdings Sdn. Bhd.	100.00
Malaysia	ABB Malaysia Sdn Bhd.	100.00
Malaysia	ABB Manufacturing Sdn. Bhd.	100.00
Malaysia	Thomas & Betts Asia (Malaysia) Sdn BHD	100.00
Malaysia	Ventyx Shared Services (Malaysia) Sdn Bhd	100.00
Mauritius	Asea Brown Boveri Ltd.	100.00
Mexico	ABB Mexico S.A. de C.V.	100.00
Mexico	Asea Brown Boveri S.A. de C.V.	100.00
Mexico	Thomas & Betts Corporacion Mexicana S.A. de C.V.	100.00
Mexico	Thomas & Betts Division Mexico S. de R.L. de C.V.	100.00
Mexico	Thomas & Betts Monterrey S. de R.L. de C.V.	100.00
Mexico	Thomas & Betts Procesos de Manufactura, S. de R.L. de C.V.	100.00
Mexico	Thomas y Betts de Mexico, S. de R.L. de C.V.	100.00
Morocco	ABB S.A.	99.96

Mozambique	ABB Limitada	100.00
Namibia	ABB (Nambia) (Pty) Ltd.	100.00
Netherlands	ABB B.V.	100.00
Netherlands	ABB Capital, B.V.	100.00
Netherlands	ABB Equity Ventures B.V.	100.00
Netherlands	ABB Finance B.V.	100.00
Netherlands	ABB Holdings B.V.	100.00
Netherlands	ABB Investments B.V.	100.00
Netherlands	Amarcon B.V.	100.00
Netherlands	Power-One Renewable Energy International, B.V.	100.00
Netherlands	PWO Holdings B.V.	100.00
Netherlands	Spirit Holding B.V.	100.00
Netherlands	Spirit IT B.V.	100.00
Netherlands	T&B Australia Holding B.V.	100.00
Netherlands	Thomas & Betts Europe C.V.	100.00
Netherlands	Thomas & Betts Holding B.V.	100.00
Netherlands	Thomas & Betts Netherlands B.V.	100.00
New Caledonia	ABB SAS	100.00
New Zealand	ABB Limited	100.00
Nigeria	ABB OGP LIMITED	100.00
Nigeria	ABBNG Limited	60.00
Norway	ABB AS	100.00
Norway	ABB Holding AS	100.00
Norway	EIE 2 AS	100.00
Oman	ABB LLC,	65.00
Pakistan	ABB (Pvt) Ltd.	100.00
Pakistan	ABB Power & Automation (Private) Limited	99.99
Panama	ABB S.A.	100.00
Panama	Sucursal Panama de ABB SA	100.00
Peru	ABB S.A.	98.18
Philippines	ABB, Inc.	100.00
Poland	ABB Entrelec Sp. zo.o.	100.00
Poland	ABB IT Sp. z o. o.	99.92
Poland	ABB Real Estate Spolka z ograniczona odpowiedzialnoscia spolka komandytowa	99.92
Poland	ABB Sp. z o.o.	99.92
Portugal	ABB (Asea Brown Boveri), S.A.	100.00
Puerto Rico	Thomas & Betts Caribe, Inc.	100.00
Qatar	ABB LLC	49.00
Qatar	ABB Oryx Motors and Generator Service LLC	49.00
Romania	ABB SRL	100.00
Russian Federation	ABB Electrical Equipment Ltd.	100.00
Russian Federation	ABB Ltd.	100.00
Russian Federation	ABB Power and Automation Systems Ltd.	76.20
Russian Federation	El-Bi Rus LLC	99.95
Saudi Arabia	ABB Automation Co. Ltd.	65.00
Saudi Arabia	ABB Contracting Company Ltd.	65.00
Saudi Arabia	ABB Electrical Industries Ltd.	65.00
Saudi Arabia	ABB Service Co. Ltd.	65.00
Saudi Arabia	Electrical Materials Center	—
Saudi Arabia	Saudi SAE Technical Construction Co. Ltd.	100.00
Saudi Arabia	Thomas & Betts (KSA) LLC	100.00
Senegal	ABB Technologies S.A.	99.99
Serbia	ABB d.o.o.	100.00
Singapore	ABB Holdings Pte. Ltd.	100.00
Singapore	ABB Pte. Ltd.	100.00
Singapore	Baldor Electric (Asia) PTE Ltd.	100.00
Singapore	Thomas & Betts Asia (Singapore) Pte. Ltd.	100.00
Slovakia	ABB, s.r.o.	100.00
Slovenia	ABB Inzeniring d.o.o.	100.00
South Africa	ABB Holdings (Pty) Ltd.	100.00
South Africa	ABB Investments (Pty) Ltd	51.00
South Africa	ABB South Africa (Pty) Ltd.	74.91
South Africa	Ventyx (Pty) Ltd	100.00
South Africa	Ventyx Data Services South Africa (Proprietary) Limited	74.80
Spain	ABB Ring Motors Spain, SL	100.00

Spain	Asea Brown Boveri S.A.	100.00
Spain	Thomas & Betts Spain S.L.	100.00
Sri Lanka	Asea Brown Boveri Lanka (Private) Limited	100.00
Sweden	ABB AB	100.00
Sweden	ABB Financial Services AB	100.00
Sweden	ABB Inocean AB	51.00
Sweden	ABB Norden Holding AB	100.00
Switzerland	ABB Asea Brown Boveri Ltd	100.00
Switzerland	ABB Finance Support AG	100.00
Switzerland	ABB Finanz AG	100.00
Switzerland	ABB Immobilien AG	100.00
Switzerland	ABB Information Systems Ltd.	100.00
Switzerland	ABB International Marketing Ltd in liquidation	100.00
Switzerland	ABB International Resources Ltd.	100.00
Switzerland	ABB Intra AG	100.00
Switzerland	ABB Management Services Ltd.	100.00
Switzerland	ABB Research Ltd.	100.00
Switzerland	ABB Schweiz AG	100.00
Switzerland	ABB Sécheron S.A.	100.00
Switzerland	ABB Supply Operations Ltd.	100.00
Switzerland	ABB Technology Ltd.	100.00
Switzerland	ABB Turbo Systems AG	100.00
Switzerland	ABB Turbo Systems Holding Ltd.	100.00
Switzerland	ABB Verwaltungs AG	100.00
Switzerland	Newave Energy AG	100.00
Switzerland	Newave SA	100.00
Switzerland	PMA AG	100.00
Switzerland	Trasfor SA	100.00
Taiwan, Province of China	ABB Ltd.	100.00
Tanzania, United Republic of	ABB Limited	100.00
Thailand	ABB LIMITED	100.00
Thailand	Asea Brown Boveri Holding Ltd.	100.00
Thailand	Kent Meters (Thailand) Ltd.	100.00
Tunisia	ABB Maghreb Services S.A.	99.90
Tunisia	L’Ebenoid Production	100.00
Turkey	ABB Elektrik Sanayi A.S.	99.95
Turkey	ABB Ihracat Ticaret Ve Elektrik Sanayi AS	99.94
Turkey	Elbi Elektrik Uluslararasi Ticaret Ve Sanayi A.S.	99.95
Turkey	Winmation Elektrik Sanayi A.S.	99.95
Uganda	ABB Ltd.	100.00
Ukraine	ABB Ltd.	100.00
Ukraine	Elbi Electrics Ukraine LLC	99.95
United Arab Emirates	ABB Automation L.L.C.	49.00
United Arab Emirates	ABB FZ-LLC	100.00
United Arab Emirates	ABB Global Marketing FZ LLC	100.00
United Arab Emirates	ABB Industries (L.L.C.)	49.00
United Arab Emirates	ABB Industries FZ	100.00
United Arab Emirates	ABB Transmission & Distribution Limited LLC	49.00
United Kingdom	ABB Combined Heat and Power Ltd.	100.00
United Kingdom	ABB Holdings Limited	100.00
United Kingdom	ABB Investments Ltd.	100.00
United Kingdom	ABB Limited	100.00
United Kingdom	ABB Service Limited	100.00
United Kingdom	Baldor UK Ltd.	100.00
United Kingdom	Cable Management Products Ltd.	100.00
United Kingdom	Dundas Group Holdings Ltd.	100.00
United Kingdom	Dundas Holdings Ltd.	100.00
United Kingdom	Dynamotive Limited	100.00
United Kingdom	Lorentzen & Wettre Ltd.	100.00
United Kingdom	PMA UK Limited	100.00
United Kingdom	Thomas & Betts Holdings (U.K.)	100.00
United Kingdom	Thomas & Betts Limited (U.K.)	100.00
United Kingdom	Trasfor Electric Ltd.	100.00
United Kingdom	Ventyx (UK) Ltd.	100.00
United Kingdom	Ventyx Pty Ltd	100.00

United Kingdom	Ventyx Services Pty Ltd	100.00
United Kingdom	W.J. Furse & Co. Ltd.	100.00
United States	ABB Finance (USA) Inc. (Delaware)	100.00
United States	ABB Holdings Inc. (Delaware)	100.00
United States	ABB Inc. (Delaware)	100.00
United States	ABB Susa Inc. (New York)	100.00
United States	ABB Treasury Center (USA), Inc. (Delaware)	100.00
United States	Augat Europe LLC (Delaware)	100.00
United States	Baldor Electric Company (Missouri)	100.00
United States	Combustion Engineering Inc. (Delaware)	100.00
United States	Dutch L.P. Inc. (Delaware)	100.00
United States	Edison Holding Corporation (Delaware)	100.00
United States	Jennings Technology Company, LLC (Delaware)	100.00
United States	KEC Acquisition Corporation (Delaware)	100.00
United States	Kuhlman Electric Corporation (Delaware)	100.00
United States	Los Gatos Research (California)	100.00
United States	Power-One Renewable Energy Solutions Asia Pacific LLC (Delaware)	100.00
United States	Power-One Renewable Energy Solutions LLC (Delaware)	100.00
United States	Power-One, Inc (Delaware)	100.00
United States	Thomas & Betts Caribe Corp. (Delaware)	100.00
United States	Thomas & Betts Corporation (Tennessee)	100.00
United States	Thomas & Betts Europe Inc (Delaware)	100.00
United States	Thomas & Betts International LLC (Delaware)	100.00
United States	Thomas & Betts Mexico LLC (Delaware)	100.00
United States	Thomas & Betts Power Solutions II LLC (Delaware)	100.00
United States	Thomas & Betts Power Solutions LLC (Delaware)	100.00
United States	Ventyx Inc. (Delaware)	100.00
United States	Verdi Holding Corporation (Delaware)	100.00
United States	Winmation Inc.(Delaware)	100.00
Viet Nam	ABB Ltd.	100.00
Zambia	ABB Ltd.	100.00
Zimbabwe	ABB (Private) Ltd.	100.00